Exhibit 3.29

CERTIFICATE OF FORMATION

OF

MICROHEDGE LLC

This Certificate of Formation of MicroHedge LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

MicroHedge LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 10, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 10th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

MicroHedge LLC Certificate of Formation

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of August 12, 2005, between MicroHedge Inc., an Illinois corporation, and MicroHedge LLC, a Delaware limited liability company, in accordance with Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware and Section 11.39 of the Business Corporation Act of 1983 of the State of Illinois.

WITNESSETH:

WHEREAS, the Board of Directors of MicroHedge Inc. desires to merge MicroHedge Inc. with and into MicroHedge LLC pursuant to the terms and conditions of this Agreement (the “Merger”);

WHEREAS, the Board of Managers of MicroHedge LLC desires to merge MicroHedge Inc. with and into MicroHedge LLC pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of MicroHedge Inc. has adopted a resolution by unanimous written consent dated August 12, 2005 approving this Agreement and submitting it to SunGard Investment Ventures LLC, the sole stockholder of MicroHedge Inc.;

WHEREAS, the Board of Managers of MicroHedge LLC has adopted a resolution by unanimous written consent dated August 10, 2005 approving the form, terms and provisions of and the transactions contemplated by this Agreement and submitting it SunGard Investment Ventures LLC, the sole member of MicroHedge LLC;

WHEREAS, SunGard Investment Ventures LLC, the sole stockholder of MicroHedge Inc., has adopted a resolution approving this Agreement; and

WHEREAS, SunGard Investment Ventures LLC, the sole member of MicroHedge LLC, has adopted a resolution approving the form, terms and provisions of and the transactions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, MicroHedge Inc. and MicroHedge LLC hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

(a) “DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended.

(b) “IBCA” means the Business Corporation Act of 1983 of the State of Illinois, as amended.

(c) “MicroHedge LLC Membership Interest” means the entire membership interest in MicroHedge LLC, consisting of 1,000 units held by SunGard Investment Ventures LLC.

(d) “MicroHedge Stock” means the 1,000 shares of issued and outstanding common stock, par value $1.00 per share, of MicroHedge Inc.

ARTICLE II.

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time (as defined in this Section 2.01) of the Merger, MicroHedge Inc. shall be merged with and into MicroHedge LLC in accordance with Title 6, Section 18-209 of the DLLCA and the provisions of the IBCA, whereupon the separate existence of MicroHedge Inc. shall cease, and MicroHedge LLC shall be the surviving entity (the “Surviving Entity”).

(b) The name of the Surviving Entity shall be “MicroHedge LLC”.

(c) Promptly after the execution hereof, MicroHedge LLC will file a certificate of merger with the Secretary of State of the State of Delaware and both MicroHedge Inc. and MicroHedge LLC will cause articles of merger to be filed with the Secretary of State of the State of Illinois. The certificate of merger filed with the Secretary of State of the State of Delaware shall provide, and, in accordance with Section 11.40 of the IBCA, this Agreement, which shall be attached to the articles of merger filed with the Secretary of State of the State of Illinois does provide, that the Merger shall be effective as of 11:59 p.m. EDT on August 12, 2005 (the “Effective Time”).

(d) From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of MicroHedge Inc. and MicroHedge LLC, all as provided under the DLLCA and the IBCA.

Section 2.02. Effect on Shares and Membership Interests. At the Effective Time,

(a) the MicroHedge LLC Membership Interest shall remain outstanding and unaffected by the Merger.

(b) each then issued and outstanding share, and each share held in the treasury, if any, of the MicroHedge Stock shall be cancelled, and no payment shall be made with respect thereto.

ARTICLE III.

THE SURVIVING ENTITY

Section 3.01. Limited Liability Company Agreement of Surviving Entity. At the Effective Time, automatically and without further action, the Limited Liability Company Agreement of MicroHedge LLC shall be the Limited Liability Agreement of the Surviving Entity.

Section 3.02. Member of Surviving Entity. From and after the Effective Time, SunGard Investment Ventures LLC shall continue as the member of the Surviving Entity, subject to the provisions of the Limited Liability Agreement of the Surviving Entity.

Section 3.03. Members of the Board of Managers and Officers. The persons who are the members of the Board of Managers and officers of MicroHedge LLC immediately prior to the Effective Time shall continue as the members of the Board of Managers and officers of the Surviving Entity, in the same capacity or capacities, each of such members of the Board of Managers and officers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of Delaware and the Limited Liability Company Agreement of the Surviving Entity.

ARTICLE IV.

MISCELLANEOUS

Section 4.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one agreement.

Section 4.03. Termination. This Agreement may be terminated and the Merger abandoned by the mutual consent of MicroHedge Inc. and MicroHedge LLC at any time prior to the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MICROHEDGE INC.

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

MICROHEDGE LLC

By:	/S/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

Signature Page to Agreement and Plan of Merger between MicroHedge Inc. and MicroHedge LLC

CERTIFICATE OF MERGER

of

MICROHEDGE INC.,

an Illinois corporation

with and into

MICROHEDGE LLC,

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), MicroHedge LLC, a Delaware limited liability company (the “Company”), hereby certifies to the following information relating to the merger of MicroHedge Inc., an Illinois corporation, into the Company (the “Merger”):

FIRST: The names and states of formation and incorporation, as applicable, of the Company and MicroHedge Inc., which are the constituent companies in the Merger (the “Constituent Companies”), are as follows:

Name	State
MicroHedge LLC	Delaware
MicroHedge Inc.	Illinois

SECOND: The Agreement and Plan of Merger dated as of August 12, 2005 (the “Merger Agreement”) by and among the Constituent Companies, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with the provisions of the DLLCA and the Business Corporation Act of 1983 of the State of Illinois, as amended (the “IBCA”).

THIRD: The name of the limited liability company surviving the Merger (the “Surviving LLC”) is “MicroHedge LLC”.

FOURTH: The Merger shall be effective at 11:59 p.m. EDT on August 12, 2005 in accordance with the Merger Agreement, the DLLCA and the IBCA.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving LLC. The address of the principal place of business of the Surviving LLC is: One South Wacker Drive, Suite 400, Chicago, IL 60606.

SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of the Constituent Companies.

IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be signed by an authorized person this 12th day of August, 2005.

MICROHEDGE LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, Assistant Vice President

MicroHedge LLC - Delaware Certificate of Merger